UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

PRESTIGE BRANDS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32433	20-1297589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 White Plains Road

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

(914) 524-6800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2015, Prestige Brands Holdings, Inc. (the “Company”) announced that David Marberger has been appointed as Chief Financial Officer of the Company, effective November 10, 2015. Mr. Marberger will report to Ronald M. Lombardi, who has been serving as both Chief Executive Officer and Chief Financial Officer of the Company since June 1, 2015.

Prior to Mr. Marberger, age 50, joining the Company, he was the Senior Vice President and Chief Financial Officer of Godiva Chocolatier, Inc., a global manufacturer and supplier of premium chocolates, from 2008 to October 2015. Prior to that, Mr. Marberger was the Senior Vice President and Chief Financial Officer of Tasty Baking Company from 2003 to 2006 and Executive Vice President and Chief Financial Officer from 2006 to 2008. From 1993 to 2003, Mr. Marberger served in various roles at Campbell Soup Company, where he last held the position of Vice President, Finance, Food and Beverage Division. Mr. Marberger was also previously employed by PricewaterhouseCoopers LLP. Mr. Marberger received a BBA from the University of Massachusetts and an MBA from The Wharton School, The University of Pennsylvania. Mr. Marberger is a Certified Public Accountant.

In connection with Mr. Marberger’s appointment as Chief Financial Officer, on October 28, 2015, the Company entered into an employment agreement with Mr. Marberger, which sets forth the terms of his compensation as approved by the Compensation Committee of the Board of Directors, including annual base salary of $500,000, target annual cash incentive of 60% of base salary and target annual equity incentive of 150% of base salary. In addition, on the day that he commences employment with the Company, Mr. Marberger will receive an initial equity award of stock options and restricted stock units with an aggregate value of $500,000. Mr. Marberger’s employment agreement also provides that he is eligible to receive severance benefits equal to his base salary plus average annual bonus in the event he is terminated by the Company “without cause” or he terminates his employment for “good reason” as defined in the agreement.

Mr. Marberger was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Marberger has no family relationships with any of the Company’s directors or executive officers. There have been no related person transactions between the Company and Mr. Marberger reportable under Item 404(a) of Regulation S-K.

The descriptions of the terms of Mr. Marberger’s employment agreement are not complete and are qualified in their entirety by reference to the employment agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on October 28, 2015 announcing the appointment of Mr. Marberger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

Date: October 28, 2015	By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Prestige Brands Holdings, Inc. dated October 28, 2015.